Exhibit 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Interface, Inc.
Atlanta, Georgia

       We hereby consent to the incorporation by reference of our reports dated February 20, 2001, relating to the consolidated financial statements appearing in the Company's Annual Report to Shareholders and schedule of Interface, Inc. which are, respectively, incorporated by reference to and included in the Company's Form 10-K for the year ended December 31, 2000, into the Company's previously filed registration statements on Form S-8, Registration No. 33-28305, Form S-8, Registration No. 33-28307, Form S-8, Registration No. 33-69808, Form S-8, Registration No. 333-10377, Form S-8, Registration No. 333-10379, Form S-8, Registration No. 333-38675, Form S-8, Registration No. 333-38677, Form S-8, Registration No. 333-93679, relating to the Company's Key Employee Stock Option Plan, Offshore Stock Option Plan, Key Employee Stock Option Plan (1993), Savings and Investment Plan, Omnibus Stock Incentive Plan and Nonqualified Savings Plan, and Form S-3, Registration No. 333-46611, as amended by Form S-3/A, including the prospectuses therein.

       We also consent to the reference to us under the caption "Experts" in the Prospectuses.


                                       /s/ BDO Seidman, LLP

                                       BDO SEIDMAN, LLP

Atlanta, Georgia
March 30, 2001